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                    DEEPHAVEN PRIVATE PLACEMENT TRADING LTD.
                                130 CHESHIRE LANE
                              MINNETONKA, MN 55305


                                                               February 23, 2001


NetSol International, Inc.
24025 Park Sorrento, Suite 220
Calabasas, California 91302

                   Re: FILING DATE FOR REGISTRATION STATEMENT

Ladies and Gentlemen:

                  Reference is made to the Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), dated January 8, 2001, between NetSol International, Inc. (the "COMPANY") and Deephaven Private Placement Trading Ltd. (the "PURCHASER"). The parties agree that the definition of "Filing Date" in Section 1 of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

                  "Filing Date" means (A) the 5th day following the Second Settlement Date (as defined in Section 1.1(iv) of the Purchase Agreement) and (B) with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 30th day following the date that notice of the requirement to file such additional registration Statement is provided."

                  Except as otherwise specified in this amendment, the terms and provisions of the Registration Rights Agreement remain without modification. Please indicate your agreement with the foregoing by executing this letter and returning the same to our attention.

                  The Parties further agree that the 5th day following the Second Settlement Date shall be March 14, 2001.

         Sincerely,


         NetSol International, Inc.    Deephaven Private Placement Trading Ltd.

          By: /s/ SYED HUSAIN             By: /s/ BRUCE LIEBERMAN
             ----------------                --------------------
          Name: Syed Husain                Name:  Bruce Lieberman
         Title: Chief Financial Officer    Title: Director - Private Placement
                                                  Trading